                                                                   EXHIBIT 4.26

                                    Stock Subscription Warrant to Subscribe for
                                                 325,000 Shares of Common Stock

Stock Subscription Warrant No. 19


            THIS STOCK SUBSCRIPTION WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS STOCK SUBSCRIPTION WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS STOCK SUBSCRIPTION WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.


                        NEW STOCK SUBSCRIPTION WARRANT

                     To Subscribe for and Purchase Shares
                              of Common Stock of

                             GRUBB & ELLIS COMPANY

                   THIS CERTIFIES THAT, for value received,

           WARBURG, PINCUS INVESTORS, L.P. ("WARBURG") or registered assigns, is entitled to subscribe for and purchase from GRUBB & ELLIS COMPANY (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, at any time or from time to time during the period specified in paragraph 2 hereof, up to

                    THREE HUNDRED AND TWENTY FIVE THOUSAND

fully paid and nonassessable shares of the Company's Common Stock (the "Common Stock") at an exercise price per share of $2.375 (the "Exercise Price"). The number of shares purchasable hereunder and the Exercise Price are subject to adjustment as provided in paragraph 4 hereof. These Stock Subscription Warrants were originally issued pursuant to the Agreement. The term "Warrants", as used herein, shall mean this Stock Subscription Warrant, including all amendments hereto. The term "Warrant Shares", as used herein, refers to the shares purchasable upon the exercise of the Warrants.

            Certain terms used herein and not elsewhere defined are defined in paragraph 15 hereof.

            This Warrant is subject to the following provisions, terms and conditions:

            1. MANNER OF EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. The rightsrepresented by this Warrant may be exercised by the holder hereof in whole or in part (but not as to a fractional Warrant Share), by the surrender of this Warrant, together with a completed Exercise Agreement in the form attached hereto, during normal business hours on any business day at the principal office of the Company (or such other office or agency of the Company in New York, New York or San Francisco, California as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company) at any time during the period set forth in paragraph 2 hereof and upon payment to the Company by certified check or bank draft of the Exercise Price for such shares, or, at the election of the holder hereof, by delivery of other Warrants equal in value to the aggregate Exercise Price with respect to such Warrants being exercised, the value of which other Warrants shall be deemed to equal the difference between the Market Price of a share of Common Stock on the date immediately preceding the date of exercise and the then current Exercise Price. The Company agrees that the shares so purchased shall be and are deemed to be issued to the holder hereof or its designee as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in said Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding five business days, after the rights represented by this Warrant shall have been so exercised. Each stock certificate so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of said holder or such other name (upon compliance with the transfer requirements hereinafter set forth) as shall be designated by said holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of said stock certificates, deliver to said holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. The Company shall pay all taxes and other expenses and charges payable in connection with the preparation, execution and delivery of stock certificates (and any new Warrants) pursuant to this paragraph except that, in case such stock certificates shall be registered in a name or names other than the holder of this Warrant or its nominee, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the holder hereof to the Company at the time of the delivery of such stock certificates by the Company as mentioned above.

            2. PERIOD OF EXERCISE. This Warrant is exercisable at any time or from time to time prior to January 29, 1998.

            3. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all Warrant Shares will, upon issuance, be fully paid and nonassessable and free from preemptive rights and all taxes, liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per Warrant Share is at all times equal to or less than the effective Exercise Price. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company shall take all such action as may be necessary to assure that such shares of Common

Stock may be so issued without violation of any applicable law or regulation and will be approved for listing on any domestic securities exchange upon which the Common Stock may be listed. The Company further covenants and agrees that it will, at any time, at its expense, promptly list on each national securities exchange on which any Capital Stock is at the time listed, upon official notice of issuance, Common Stock issuable upon the exercise of any Warrant as provided in paragraph 1 hereof, and maintain such listing of all shares of Common Stock from time to time issuable upon such exercise, and will, at any time, register under the Securities Exchange Act of 1934, as amended, all shares of Common Stock from time to time issuable upon such exercise if and at the time that any existing shares of Capital Stock are so registered.

            4. ANTI-DILUTION PROVISIONS. The Exercise Price set forth above shall be subject to adjustment from time to time as hereinafter provided. For purposes of this paragraph 4, the term "Capital Stock" as used herein includes the Company's Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares purchasable pursuant to this Warrant shall include only Common Stock. Upon each adjustment of the Exercise Price, this Warrant shall thereafter represent the right to purchase, at the Exercise Price resulting from such adjustment, the largest number of shares of Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable thereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

            In case the Company, at any time, shall be a party to any Transaction, each holder hereof, upon the exercise hereof at any time on or after the Consummation Date shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of the Common Stock issuable upon exercise prior to the Consummation Date, the kind and amount of securities or property (including cash) which it would have owned or have been entitled to receive after the happening of such Transaction had this Warrant been exercised immediately prior to such Transaction.

            Notwithstanding anything contained herein to the contrary, the Company shall not effect any Transaction unless prior to the consummation thereof each corporation or entity (other than the Company) which may be required to deliver any securities or other property upon the exercise of Warrants, the surrender of Warrants or the satisfaction of exercise rights as provided herein, shall assume, by written instrument delivered to each holder of Warrants, the obligation to deliver to such holder such securities or other property to which, in accordance with the foregoing provisions, such holder may be entitled, and such corporation or entity shall have similarly delivered to each holder of Warrants an opinion of counsel for such corporation or entity, satisfactory to each holder of Warrants, which opinion shall state that all the outstanding Warrants, including, without limitation, the exercise provisions applicable thereto, if any, shall thereafter continue in full force and effect and shall be enforceable against such corporation or entity in accordance with the terms hereof and thereof and, together with such other matters as such holders may reasonably request.

            In case the Company shall (i) pay a dividend in shares of Capital Stock or securities convertible into Capital Stock or make a distribution to all holders of shares of Capital Stock in shares of Capital Stock or securities convertible into Capital Stock, (ii) subdivide its outstanding shares of Capital Stock, (iii) combine its outstanding shares of Capital Stock into a smaller number of shares of Capital Stock or (iv) issue by reclassification of its shares of Capital Stock other securities of the Corporation, the Exercise Price shall be adjusted (to the nearest cent) by multiplying the Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Capital Stock outstanding immediately prior to the occurrence of such event, and of which the denominator shall be the number of shares of Capital Stock outstanding (including any convertible securities issued pursuant to clause (i) or (iv) above on an as converted basis) immediately thereafter. An adjustment made pursuant to the foregoing sentence shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

            (d) NOTICE OF ADJUSTMENT. Upon the occurrence of any event requiring an adjustment of the Exercise Price, then and in each such case the Company shall promptly deliver to each holder of Warrants a certificate signed by the President or any Vice President and the Secretary or any Assistant Secretary of the Company (an "Officers' Certificate") stating the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock issuable upon exercise of the Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Within 90 days after each fiscal year in which any such adjustment shall have occurred, or within 30 days after any request therefor by any holder of Warrants stating that such holder contemplates exercise of such Warrants, the Company will obtain and deliver to each holder of Warrants the opinion of its regular independent auditors or another firm of independent public accountants of recognized national standing selected by the Company's Board of Directors who are satisfactory to the registered holder of this Warrant, which opinion shall confirm the statements in the most recent Officers' Certificate delivered under this paragraph 4(d).

            (e)  OTHER NOTICES.  In case at any time:

            (i) the Company shall declare or pay to the holders of Capital Stock any dividend other than a regular periodic cash dividend or any periodic cash dividend in excess of 115% of the cash dividend for the comparable fiscal period in the immediately preceding fiscal year;

            (ii) the Company shall declare or pay any dividend upon Capital Stock payable in stock or make any special dividend or other distribution (other than regular cash dividends) to the holders of Capital Stock;

            (iii) the Company shall offer for subscription pro rata to the holders of Capital Stock any additional shares of stock of any class or other rights;

            (iv) there shall be any capital reorganization, or reclassification of the Capital Stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or other entity;

            (v) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

            (vi)  there shall be any other Transaction;

then, in any one or more of such cases, the Company shall give to the holder of each Warrant (a) at least 15 days prior to any event referred to in clause (i) or (ii) above, at least 30 days prior to any event referred to in clause (iii),
(iv) or (v) above, and within five business days after it has knowledge of any pending Transaction, written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or Transaction and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or Transaction known to the Company, at least 30 days prior written notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Capital Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Capital Stock shall be entitled to exchange their Capital Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or Transaction, as the case may be. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of security holders, if either is required.

            5. CERTAIN AGREEMENTS OF THE COMPANY. The Company covenants and agrees that:

            (a) CERTAIN ACTIONS PROHIBITED. The Company will not by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of any Warrant in order to protect the exercise rights of the holders of the Warrants. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of the Warrants above the Exercise Price then in effect, (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of all Warrants from time to time outstanding, (iii) will not take any action which results in any adjustment of the number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise, and (iv) will not issue any capital stock of any class which has the right to more than one vote per share or any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage (or floating rate related to market yields) of par value or stated value in aspect of participation in dividends and a fixed sum or percentage of par value or stated value in any such distribution of assets.

            (b) SUCCESSORS AND ASSIGNS.This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

            (c) ISSUANCE OF WARRANT SECURITIES. If the issuance of any Warrant Shares required to be reserved for purposes of exercise of this Warrant or for the conversion of such Warrant Shares requires registration with or approval of any Federal governmental authority under any Federal or state law (other than any registration under the Securities Act) or listing on any national securities exchange, before such shares may be issued upon exercise of this Warrant, the Company will, at its expense, use its best efforts to cause such shares to be duly registered or approved, or listed on the relevant national securities exchange, as the case may be, at such time, so that such shares may be issued in accordance with the terms hereof and so converted.

            6. ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of Warrants shall be made without charge to the holders of such Warrants or such shares for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of the Warrant exercised.

            7. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any Warrant, of any Warrant Shares issued or issuable upon the exercise of any Warrant or in any manner which interferes with the timely exercise of this Warrant.

            8. AMENDMENTS TO TERMS OF WARRANT SHARES. The Company will not amend the terms of the Warrant Shares.

            9. AVAILABILITY OF INFORMATION. The Company will cooperate with each holder of any Warrants or Warrant Shares in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Securities and Exchange Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrants or Warrant Shares. The Company will deliver to any person at the time holding any Warrants, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Securities and Exchange Commission.

            10. NO RIGHTS OR LIABILITIES AS A STOCKHOLDER. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

            11.  TRANSFER AND EXCHANGE.

            (a) (1) The transfer of this Warrant and all rights hereunder, in whole or in part, is registrable at the office or agency of the Company referred to below by the holder hereof in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner and holder hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the registration of transfer hereof on the books of the Company; and until due presentment for registration of transfer on such books the Company may treat the registered holder hereof as the owner and holder for all purposes, and the Company shall not be affected by notice to the contrary.

            (2) The holder of this Warrant, by acceptance hereof, understands that the Warrant Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being or will be acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Warrant Securities may be resold without registration under the Securities Act only in certain limited circumstances.
The holder of this Warrant, by acceptance hereof, agrees to comply with all applicable laws (including, without limitation, any filing required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976) upon exercise hereof.

            The holder of this Warrant, by acceptance hereof, represents that such holder is acquiring this Warrant and any Warrant Shares to be issued upon exercise hereof for its own account (including any separate account) for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. The holder hereof further represents that such holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant Securities as required by Section (b)(2)(ii)(v) of Rule 502 of Regulation D under the Securities Act.

            Without in any way limiting the foregoing, the holder hereof further agrees not to make any disposition of all or any portion of the Warrant Securities unless and until:

            (x) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

            (y) (i) The holder hereof shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company (it being understood that if the holder of this Warrant is a party to the Agreement, counsel who is such party's employee shall be deemed reasonably satisfactory to the Company), that such disposition will not require registration of such Warrant Securities under the Securities Act.

            (b) REGISTER. The Company shall maintain, at the principal office of the Company (or such other office or agency of the Company in New York, New York or San Francisco, California as it may designate by notice to the holder hereof), a register for the Warrants, in which the Company shall record the name and address of the person in whose name a Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant. Within 10 days after any holder of Warrants shall by notice request the same, the Company will deliver to such holder a certificate, signed by one of its officers, listing the name and address of every other holder of Warrants and/or Warrant Shares, as such information appears in said register and in the stock transfer books of the Company at the close of business on the day before such certificate is signed.

            (c) WARRANTS EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in paragraph 11(b), for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder of Common Stock, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

            (d) REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond (or, in the case of any institutional holder, an indemnity agreement) reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

            (e) CANCELLATION; PAYMENT OF EXPENSES. Upon the surrender of this Warrant in connection with any exchange, transfer or replacement as provided in this paragraph 11, this Warrant shall be promptly cancelled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this paragraph 11.

            12. NOTICES. All notices, requests and other communications required or permitted to be given or delivered to the holders of Warrants shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to each holder at the address shown on the register for the Warrants, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests and other communications required or permitted to be given or delivered to the Company shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to the office of the Company, at One Montgomery Street, San Francisco, California 94104,
Attention: Chief Financial Officer, with a copy to General Counsel, or at such other address as shall have been furnished to the holders of Warrants by notice from the Company. Any such notice, request or other communication may be sent by telegram or telex, but shall in such case be subsequently confirmed by a writing delivered or sent by certified or registered mail as provided above. All notices shall be deemed to have been given either at the time of the delivery thereof to (or the receipt by, in the case of a telegram or telex) any officer or employee of the person entitled to receive such notice at the address of such person for purposes of this paragraph 12, or, if mailed, at the completion of the third full day following the time of such mailing thereof to such address, as the case may be.

            13. GOVERNING LAW. This Warrant shall be construed in accordance with and governed by the laws of the State of New York without regard to the principles of conflicts of laws.

            14. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

            15. DEFINITIONS. For the purpose of this Warrant, the following terms shall have the following meanings:

            "ADDITIONAL SHARES OF CAPITAL STOCK" shall mean all shares (including treasury shares) of Capital Stock issued or sold (or, pursuant to paragraph 4(a) deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than shares of Common Stock issued upon the exercise of the Warrants.

            "CAPITAL STOCK" shall have the meaning assigned to such term in paragraph 4.

            "CONSUMMATION DATE" shall mean the date of the consummation of a Transaction.

            "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or securities directly or indirectly convertible into or exchangeable for Additional Shares of Capital Stock.

            "MARKET PRICE" shall mean, on any date specified herein, (A) if any class of Capital Stock is listed or admitted to trading on any national securities exchange, the highest price obtained by taking the arithmetic mean over a period of twenty consecutive Trading Days ending the second Trading Day prior to such date of the average, on each such Trading Day, of the high and low sale price of shares of each such class of Capital Stock or if no such sale takes place on such date, the average of the highest closing bid and lowest closing asked prices thereof on such date, in each case as officially reported on all national securities exchanges on which each such class of Capital Stock is then listed or admitted to trading, or (B) if no shares of any class of Capital Stock are then listed or admitted to trading on any national securities exchange, the highest closing price of any class of Capital Stock on such date in the over-the-counter market as shown by NASDAQ or, if no such shares of any class of Capital Stock are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company. If no shares of any class of Capital Stock are then listed or admitted to trading on any national securities exchange and if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market, "Market Price" shall mean the higher of (x) the book value per share of Capital Stock (assuming for the purposes of this calculation the economic equivalence of all shares of all classes of Capital Stock) as determined on a fully diluted basis in accordance with generally accepted accounting principles by a firm of independent public accountants of recognized standing (which may be its regular auditors) selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made or (y) the fair value per share of Capital Stock (assuming for the purposes of this calculation the economic equivalence of all shares of all classes of Capital Stock), as determined on a fully diluted basis in good faith by an independent brokerage firm or Standard & Poor's Corporation (as selected by the Board of Directors of the Company), as of a date which is 15 days preceding the date as of which the determination is to be made.

            "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Capital Stock or Convertible Securities.

            "OTHER SECURITIES" shall mean any stock (other than Capital Stock) and any other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise or partial exercise of the Warrants, in lieu of or in addition to Common Stock.

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

            "TRADING DAY" shall mean any day on which the New York Stock Exchange is open for trading on a regular basis.

            "TRANSACTION" shall mean any transaction to which the Company is a party at any time (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization of the Capital Stock) in which the previously outstanding Capital Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing or in which the Capital Stock ceases to be a publicly traded security either listed on the New York Stock Exchange or the American Stock Exchange or quoted by NASDAQ or any successor thereto or comparable system.

            "WARBURG WARRANTS" shall mean all warrants, including any amendments thereto, issued to Warburg pursuant to the Securities Purchase Agreement dated November 2, 1992 by and among the Company, Warburg and Joe F. Hanauer.

            "WARRANT SECURITIES" shall mean the Warrants and the Warrant
Shares.

            16.  MISCELLANEOUS.



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

            (a) AMENDMENTS. This Warrant and any provision hereof may be amended or waived only by an instrument in writing signed by the holders of then outstanding Warburg Warrants representing the right to purchase not less than a majority of the total number of shares of Common Stock issuable upon exercise of all then outstanding Warburg Warrants then not transferable without registration under the Securities Act and, if it is to be bound thereby, by the Company.

            (b) DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

            IN WITNESS WHEREOF, GRUBB & ELLIS COMPANY has caused this Stock Subscription Warrant to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, and the Warrant to be dated as of November 1, 1994.

                                          GRUBB & ELLIS COMPANY


                                          By  ____________________________
                                                Robert J. Walner
                                                Senior Vice President



Attest:


By  ____________________________
      Carol M. Vanairsdale
      Assistant Secretary

                          FORM OF EXERCISE AGREEMENT


                                                                          Date


To:


            The undersigned, pursuant to the provisions set forth in the within Stock Subscription Warrant, hereby agrees to subscribe for and purchase ________ shares of Common Stock covered by such Stock Subscription Warrant, and makes payment herewith in full therefor at the price per share provided by such Stock Subscription Warrant [in cash] [by delivery of $_____ principal amount of ______ Notes] [by cancellation of $______ of accrued and unpaid interest on ______ Notes].


                                          Name__________________________

                                          Title_________________________

                                          Company_______________________

                                          Signature_____________________

                                          Address_______________________

                                          ______________________________

                                  ASSIGNMENT



FOR VALUE RECEIVED

hereby sells, assigns and transfers all of the rights of the undersigned under the within Stock Subscription Warrant, with respect to the number of Warrant Shares covered thereby set forth hereinbelow to:

NAME OF ASSIGNEE      ADDRESS                     NO. OF SHARES








Dated:  ___________, 19__.


                                          Name__________________________

                                          Title_________________________

                                          Company_______________________

                                          Signature_____________________

                                          Witness_______________________